UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  January 13, 2014
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 13, 2014, GlaxoSmithKline plc (GSK) and Theravance, Inc. announced the launch of Relvar® Ellipta® in Germany following the recent approval in Europe in November 2013.  Relvar® is a fixed dose combination of the inhaled corticosteroid (ICS), fluticasone furoate “FF”, and the long-acting beta2-agonist (LABA), vilanterol “VI” (FF/VI).  The components will be administered using the Ellipta®, a new dry powder inhaler (DPI). In Germany the product is indicated for:

●
 Asthma: For the regular treatment of asthma in adults and adolescents aged 12 years and older where use of a combination medicinal product (long-acting beta2-agonist and inhaled corticosteroid) is appropriate:

o	patients not adequately controlled with inhaled corticosteroids and 'as needed' inhaled short acting beta2-agonists.

●	COPD: For the symptomatic treatment of adults with COPD with a FEV1<70% predicted normal (post-bronchodilator) with an exacerbation history despite regular bronchodilator therapy.

Relvar® Ellipta® has been developed under the LABA collaboration agreement between Glaxo Group Limited and Theravance, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: January 13, 2014	By:	/s/ Michael W. Aguiar _______________________________________________________
Michael W. Aguiar
Chief Financial Officer